SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 23, 2005

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 23, 2005, the Compensation Committee of the Board of Directors of Evolving Systems, Inc. (the “Company”) approved the 2006 Compensation Plans for Executive Officers and the Board of Directors (collectively, the “Compensation Plans”).

2006 Compensation Plans for Executive Officers:   The Compensation Committee approved annual base salary increases of 2% for each Executive Officer.   Effective January 1, 2006, each of the executive officers is eligible to receive annual base salary and incentive compensation as a percentage of his or her base salary, as follows:

Name of Executive Officer	Position	2006 Annual Base Salary		Potential Incentive Compensation as a Percentage of Base Salary
Stephen K. Gartside	President & CEO	$280,500		75%

Brian R. Ervine	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	$255,000		60%

Thaddeus Dupper	Executive Vice President of Sales and Marketing	$229,500		60 Mr. Dupper is also eligible for commission payments of .3% of licenses and professional services %

Anita T. Moseley	Sr. Vice President & General Counsel	$234,600		50%

Stuart Cochran	Vice President of Activation and Mediation	$207,345	*	40%

* Subject to currency fluctuations; Mr. Cochran resides in the United Kingdom and his salary is payable in the local currency.

The  incentive compensation  portion of the Executive Officers’ Compensation Plans provides for the potential payment of quarterly and annual cash bonuses based upon the Company’s  achievement of quarterly and annual revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) targets (collectively “Incentive Targets”) established by the Board of Directors.  These Incentive Targets also serve as the basis for incentive compensation payable to certain non-executive employees of the Company. Generally, employees of the Company and its subsidiaries (excluding Evolving Systems Networks India Private Limited) are eligible to participate in the Incentive Compensation Plan if they do not participate in a group incentive plan or receive commissions; incentive compensation is a percentage of the employee’s base salary, ranging from 4% to 75% of base salary.  In the event the Company exceeds quarterly and/or annual Incentive Targets, and the Company has achieved its year-to-date Incentive Targets, an employee’s quarterly and/or annual incentive compensation amount may exceed these percentages, but cannot exceed 150% of the employee’s potential incentive compensation.

Each executive officer enters into an annual compensation agreement with the Company, in substantially the form attached as Exhibit 10.1.

2006 Compensation Plan for the Board of Directors

No changes were made to the cash compensation payable to the Board of Directors.  Compensation is payable as follows:

	Annual retainer (payable in quarterly increments)	Cash compensation per in person meeting	Cash compensation per telephone meeting (lasting more than 1/2 hour)	Annual cash compensation for Committee membership	Additional annual cash compensation for Chairperson
Board of Directors	$10,000	$1,500	$500		$4,000
Audit Committee				$2,000	$4,000
Compensation Committee				$1,500	$1,500
Governance & Nominating Committee				$1,500	$1,500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2005

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form 2006 Compensation Plan for Evolving Systems’ Executive Officers